Exhibits 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended March
	2012	2011	Change
Income Account-
Retail Revenues-
Fuel	$1,035	$1,302	$(267)
Non-Fuel	2,057	2,094	(37)
Wholesale Revenues	349	449	(100)
Other Electric Revenues	148	150	(2)
Non-regulated Operating Revenues	15	17	(2)
Total Revenues	3,604	4,012	(408)
Fuel and Purchased Power	1,205	1,576	(371)
Non-fuel O & M	967	944	23
Depreciation and Amortization	441	418	23
Taxes Other Than Income Taxes	225	220	5
Total Operating Expenses	2,838	3,158	(320)
Operating Income	766	854	(88)
Allowance for Equity Funds Used During Construction	31	35	(4)
Interest Expense, Net of Amounts Capitalized	211	222	(11)
Other Income (Expense), net	(2)	2	(4)
Income Taxes	200	231	(31)
Net Income	384	438	(54)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$368	$422	$(54)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.